Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mag Mile Capital, Inc., (the “Company”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Rushi Shah, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Mag Mile Capital, Inc.

Date: April 14, 2026	By	/s/ Rushi Shah
Rushi Shah
Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer, and Principal Financial and Accounting Officer)